                                                                     EXHIBIT 1.1

[LUSCAR ENERGY PARTNERSHIP LOGO]

                                                           FOR IMMEDIATE RELEASE

TORONTO, ONTARIO, MARCH 2, 2004. Luscar Energy Partnership (LEP) and Luscar Coal Ltd. (LCL) today released the following report on the fourth quarter and year ended December 31, 2003.

REPORT FOR THE FOURTH QUARTER AND YEAR ENDED DECEMBER 31, 2003

HIGHLIGHTS

     - Acquired thermal coal assets generate $12.5 million operating margin(1) in fourth quarter

     -    Char facility expansion work nears completion

     -    Mine-mouth thermal coal operations continue to perform strongly

     -    Long-term debt reduced by $97.3 million during 2003

     -    New short term borrowing facilities signed

     -    Export thermal coal turnaround expected in first quarter 2004

MANAGEMENT'S DISCUSSION AND ANALYSIS

The following discussion and analysis of financial results of LEP and its wholly owned subsidiary LCL for the quarter and year ended December 31, 2003 should be read in conjunction with our consolidated financial statements and related notes contained in this interim report and our management discussion and analysis and the annual audited consolidated financial statements and related notes contained in our Form 20-F filed June 30, 2003, with the United States Securities and Exchange Commission (SEC). The annual results in these financial statements have been extracted from our audited financial statements, which will be filed on Form 20-F with the SEC in the second quarter. The quarterly information provided herein is unaudited. All amounts are in Canadian dollars unless otherwise stated and sales volumes are in metric units.

As a result of the transfer of metallurgical assets to the Fording Canadian Coal Trust (FCCT) in the first quarter of 2003, and the acquisition of the new thermal assets, certain information in the financial statements for prior periods has been reclassified to conform to the presentation format adopted for 2003. Results for the metallurgical assets have been disclosed as discontinued operations. The revised presentation provides a more representative picture of our ongoing operations.

ACQUISITION OF THERMAL COAL ASSETS

On October 17, 2003 LCL acquired thermal coal assets through the acquisition of Sherritt Coal Acquisition Inc (SCAI) a subsidiary of Sherritt Coal Partnership
II. LEP, LCL, SCAI and Sherritt Coal Partnership II are all owned, as to 50% each directly or indirectly, by Sherritt International Corporation (Sherritt) and Ontario Teachers' Pension Plan Board (Teachers'). The acquisition by LCL, effected by an internal reorganization among all these entities and their subsidiaries, involved a distribution by LCL to Sherritt and Teachers' of approximately 3.0 million units of Fording Canadian Coal Trust formerly held by LCL and $70.0 million in cash. The remaining portion of the acquisition was effected through an equity investment by Sherritt and Teachers' in LEP.

The assets acquired include a 50% joint venture interest in the 3.5 million tonne per year Genesee mine, which is the exclusive supplier to the adjacent Genesee generating station owned by EPCOR Utilities Inc., and the 15.0 million tonne per year mining contract for TransAlta Corporation's Highvale and Whitewood mines, which also serve nearby generating stations. In addition, LCL acquired extensive reserve and non-reserve coal and mineral interests, which provide a significant stream of royalty income from coal and other minerals as well as potential future coal mine locations. LCL operated these assets on behalf of Sherritt and Teachers' from March 1, 2003 until the time of the acquisition.

PriceWaterhouseCoopers LLP provided the Management Committee of LEP an opinion that the transaction was fair from a financial point of view to the holders of LCL's 9.75% senior notes based upon and subject to, amongst other things, the scope of their review and limitations and assumptions as outlined in their opinion letter and an indemnity in certain circumstances. The opinion was one factor among many that the Management Committee of LEP considered in contemplation of the transaction.

REVIEW OF LUSCAR ENERGY PARTNERSHIP RESULTS

LEP recorded net earnings of $3.7 million during the fourth quarter compared to net earnings of $21.6 million for the same period last year. Fourth quarter and year to date results of LEP include operating margin(1) of $12.5 million related to the new thermal assets acquired from our owners on October 17, 2003. LEP's fourth quarter results in 2002 reflected a $10.1 million legal settlement related to a coal conveyor and reductions in provisions for future income taxes. Net earnings for the year ended December 31, 2003 were $81.7 million higher than last year due to a $79.0 million non-cash, pre-tax foreign currency translation gain on LCL's 9.75% senior notes and a $21.4 million pre-tax other income related to a lump sum payment from our customer at the Boundary Dam mine upon our repayment at maturity of one of our promissory notes. This was partially offset by operating losses(1) in our thermal export mines, and a one-time pre-tax severance provision of $10.0 million related to the restructuring of our thermal coal business.

The following is a summary of certain of LEP's consolidated fourth quarter financial results:

                                                                               THREE MONTHS                YEAR ENDED
                                                                             ENDED DECEMBER 31             DECEMBER 31
                                                                         ------------------------   ------------------------
(in thousands of Canadian dollars)                                          2003          2002         2003          2002
                                                                         ----------    ----------   ----------    ----------
Revenue .............................................................    $  113,937    $  108,688   $  376,060    $  443,067
Cost of sales........................................................        86,682        80,822      283,971       328,618
                                                                         ----------    ----------   ----------    ----------
OPERATING MARGIN (1).................................................        27,255        27,866       92,089       114,449
Selling, general and administrative expenses.........................         3,068         3,561       23,587        13,149
Other expense (income) ..............................................         7,310        (5,654)     (20,900)       (9,376)
                                                                         ----------    ----------   ----------    ----------
EBITDA (1)...........................................................        16,877        29,959       89,402       110,676
Depreciation and amortization........................................        26,162        21,636       90,641        82,880
Interest expense.....................................................        11,332        11,208       46,488        52,716
Foreign currency translation gain....................................       (16,337)       (2,355)     (79,433)       (4,021)
                                                                         ----------    ----------   ----------    ----------
EARNINGS (LOSS) FROM CONTINUING OPERATIONS BEFORE TAXES..............    $   (4,280)   $     (530)  $   31,706    $  (20,899)
                                                                         ==========    ==========   ==========    ==========

NET EARNINGS ........................................................    $    3,700    $   21,550   $  113,925    $   32,200
                                                                         ==========    ==========   ==========    ==========

(1) Operating margin (loss) and EBITDA do not have any standardized meaning prescribed by Canadian generally accepted accounting principles and are therefore unlikely to be comparable with similar measures presented by other issuers. Operating margin (loss) is defined as revenue less cost of sales. Operating margin (loss) has been used to measure performance of the mines. EBITDA is defined as revenue less cost of sales, selling, general and administrative costs, plus other income. EBITDA has been disclosed in order to provide an indication of revenue less cash operating expenses.

LEP's earnings before interest, taxes, depreciation and amortization during the fourth quarter amounted to $16.9 million, compared with $30.0 million for the same quarter last year. Operating margin(1) was $0.6 million lower than in the fourth quarter last year and $22.4 million lower on a year to date basis. The thermal export mines, Obed Mountain and Coal Valley, incurred an operating loss(1) of $4.3 million for the fourth quarter and a loss of $18.4 million for the year ended December 31, 2003. Production has been suspended at the Obed Mountain mine, however it is expected that the Coal Valley mine will be profitable beginning in the first quarter of 2004 due to cost reductions and rapidly increasing export coal prices. As well, operating margin(1) was lower for the year due to the loss of the Highvale mining contract on December 31, 2002, which was subsequently reacquired on October 17, 2003. Other income in 2002 included a $10.1 million legal settlement related to a coal conveyor.

                                                                                 THREE MONTHS                YEAR ENDED
                                                                               ENDED DECEMBER 31             DECEMBER 31
                                                                             --------------------       --------------------
                                                                              2003          2002         2003          2002
                                                                             ------        ------       ------        ------
COAL SHIPMENTS (in thousands of tonnes)
   Mine-mouth .......................................................         4,895         4,128       16,897        16,083
   Contract mine ....................................................         3,031         3,153        3,031        12,704
   Other thermal ....................................................           840         1,270        3,828         4,767
                                                                              -----         -----       ------        ------

                                                                              8,766         8,551       23,756        33,554
                                                                              =====         =====       ======        ======

Mine-mouth coal shipments increased by 19% in the fourth quarter from sales in the same period last year due to the acquisition of the new thermal assets on October 17, 2003. Prior to October 17, 2003, LEP did not include shipment volumes and financial results in its accounts for Highvale, Whitewood and Genesee mines, which LCL has been managing for the owners, since March 1, 2003. Contract shipments last year included shipments under the Highvale contract, which was held by Luscar and its predecessors from 1970 until 2002. Shipments from our other thermal coal operations have been significantly impacted by oversupply in the export thermal coal markets that occurred earlier in 2003 and are below last year's levels. This resulted in the suspension of production at Obed Mountain mine where mothballing of the coal preparation plant and other equipment is nearing completion. Final shipments of coal inventory from the Obed mine are expected during the first quarter of 2004.

                                                                               THREE MONTHS               YEAR ENDED
                                                                             ENDED DECEMBER 31            DECEMBER 31
                                                                           ---------------------     --------------------
                                                                             2003         2002         2003        2002
                                                                           --------     --------     --------    --------
(in Canadian dollars per tonne except for capital
expenditures,  which are in thousands of Canadian dollars)

REALIZED PRICES......................................................      $  13.00     $  12.71     $  15.83    $  13.20

COST OF SALES........................................................      $   9.89     $   9.45     $  11.95    $   9.79

OPERATING MARGIN(1)..................................................      $   3.11     $   3.26     $   3.88    $   3.41

CAPITAL EXPENDITURES FROM CONTINUING OPERATIONS......................      $ 12,545     $ 16,058     $ 24,679    $ 48,300

For the fourth quarter and for the year ended December 31, 2003, average realized prices for thermal coal sales were higher than last year due to the inclusion of royalty revenue from the new thermal assets. Mine-mouth pricing continued to show a modest increase in line with low levels of inflation. Average realized prices for the year also increased due to the absence of lower priced contract mining in the sales mix prior to October 17, 2003, as well as a recovery in the first quarter of a $7.3 million Boundary Dam crown royalty reassessment. These crown royalty reassessments were recovered from our customer under the pass-through provisions of our coal supply agreement and as such did not have a net affect on our operating margin(1). This was partially offset by fewer export thermal shipments in 2003. Realized export thermal coal prices in the quarter were down from the fourth quarter of 2002 due to weak markets when the pricing was established in the spring of 2003 and the strengthening Canadian dollar. Mine-mouth and contract mine prices tend to be much more stable than export coal prices, hence we expect realized prices to be more stable in the future and to be related to the proportion of mine-mouth, contract or export sales as opposed to actual variances in customer prices.

For the year ended December 31, 2003, the average cost of sales at our thermal coal operations increased from 2002 because of the absence of lower-cost contract mining in the sales mix prior to October 17, 2003. In addition, the carrying value of export thermal inventories were reduced by $8.4 million during the year to reflect lower estimated net realizable value as a result of the weak export markets as well as the strength of the Canadian dollar. This was partially offset by fewer higher-cost export thermal shipments in the period. Year-to-date cost of sales in 2003 were also impacted by the $7.3 million Crown royalty charge at the Boundary Dam mine and severance of $5.0 million and other costs associated with the decision to suspend operations at the Obed Mountain mine.

Our average thermal operating margins(1) per tonne were higher in 2003 than in 2002 as lower margin contract sales were not included in the sales mix prior to October 17, 2003. This was partially offset by reduced shipments and margins in the thermal export market.

Other income was $13.0 million lower in the fourth quarter than the previous year due primarily to the legal settlement related to a coal conveyor, booked in 2002, as well as the impact of $1.8 million in pre-tax write-downs of obsolete equipment inventories and other surplus assets recognized this year. Other income for 2003 was $20.9 million and included a $21.4 million lump sum payment from our customer at the Boundary Dam mine with respect to the retirement of the $45.0 million promissory note and its related sinking fund as well as $6.0 million in distributions from the Fording Canadian Coal Trust. The remaining $4.4 million of distributions received from the Fording Trust, which represented a special distribution guaranteed at the time the trust was created, were recorded as a return of capital, reducing the carrying value of the investment. The Fording Trust units were transferred to our owners in October as part of the consideration for our acquisition of thermal coal properties.

During the fourth quarter the collective bargaining agreement with our workforces at the Boundary Dam and Bienfait mines was settled. Contract negotiations for the Highvale mine (contract expiry March 31, 2004) and the Coal Valley mine (contract expiry February 29, 2004) are currently underway and are proceeding normally.

REVIEW OF INTEREST EXPENSE, OTHER FINANCING COSTS AND TAXES

LEP recorded interest expense of $46.5 million for the year ended December 31, 2003 compared to $52.7 million in 2002. Interest on our 9.75% senior notes, which is paid in US dollars, decreased by $4.8 million due to the strengthening of the Canadian dollar against the US dollar. Interest on our promissory notes decreased by $2.3 million this quarter due to the repayment of one of the notes earlier in 2003. In 2002, interest expense was reduced by a $1.8 million recovery related to income tax reassessments.

Foreign currency translation gains and losses are primarily non-cash and related to LCL's US$275 million 9.75% senior notes, which are denominated in U.S. dollars. During the fourth quarter, LEP recognized a gain of $16.3 million as the Canadian dollar strengthened compared to a gain of $2.4 million in the fourth quarter last year. On a year-to-date basis, the foreign exchange gain was $79.4 million as compared to a $4.0 million gain last year.

During 2003, LEP recorded a tax recovery of $62.4 million on earnings from continuing operations before tax of $31.7 million as compared with a tax recovery of $50.1 million on a loss of $20.9 million last year. $58.1 million of future taxes recoverable in 2003 is attributable to the enactment of Canadian taxation legislation that affects resource sector taxation. Resource company income tax rates are being reduced from 28% to 21% over a period of 5 years. In addition, a federal income tax provision disallowing the deduction of provincial crown royalties will be eliminated and actual provincial crown royalties will become deductible for federal income tax purposes. The net impact of the changes is expected to be a reduction in federal income tax rates.

Following the acquisition of the new thermal assets, which are primarily situated in Alberta, our effective tax rate has decreased resulting in a decrease in our future income taxes. Previously, our operations generated a greater proportion of taxable income from Saskatchewan, a higher tax-rate jurisdiction. The current tax portion of our tax expense included $1.8 million of capital taxes this quarter compared to $0.6 million in the same period last year. Capital taxes are based on net capital employed in the business at year-end, which has increased due to the acquisition of the new thermal assets. For the year, capital taxes were $3.4 million compared to 2002 of $2.4 million.

LIQUIDITY AND CAPITAL RESOURCES

LEP's operating activities generated net cash, including changes in non-cash working capital, of $16.8 million during the fourth quarter as compared with $21.3 million for the fourth quarter of last year. The increase in income, due to the inclusion of the new thermal assets and lower interest costs, was more than offset by lower operating margin from the Coal Valley and Obed Mountain export thermal mines and the transfer of the metallurgical assets. For the year ended December 31, 2003, cash generated from operating activities, including changes in non-cash working capital, was $91.0 million as compared with $68.6 million for 2002. LEP generated $46.3 million of cash from non-cash working capital in 2003 as inventories and prepaid overburden removal costs decreased due to the transfer of the metallurgical assets.

LEP invested $12.5 million in capital asset purchases from continuing operations during the fourth quarter, as compared with $16.1 million in the same quarter of last year. On an annual basis, LEP invested $24.7 million in capital asset purchases from continuing operations compared with $48.3 million last year. Spending was primarily to maintain and upgrade mine operations, and to expand the Char facility, and was lower than last year when capital expenditures included costs associated with the dragline tub replacement at the Poplar River mine of $13.6 million, a major project that was completed in 2002. Capital spending in 2002 included $2.7 million related to discontinued operations and $14.8 million related to the Boundary Dam mine. The expansion of the Char facility has been substantially completed with commissioning and increased production to occur during the first quarter of 2004.

On May 18, 2003, the 12.75% promissory note with a Crown corporation for $45.0 million matured and was paid. Under the terms of a coal supply agreement, the $21.4 million excess of the principal amount over the sinking fund balance was recovered from our customer and included in other income in the second quarter. On December 30, 2004 we are scheduled to receive a lump sum payment equal to the difference between the principal amount of the $89.3 million promissory note and the related sinking fund, which had a market value of $47.3 million as at December 31, 2003. This amount, estimated at December 31, 2003 to be $38.2 million, will be accounted for as other income under the related coal supply agreement and will be applied to make full repayment of the promissory note. After this promissory note has been repaid, revenues under the Poplar River coal supply agreement will decrease by approximately $8.6 million per annum, offsetting the elimination of interest costs under the promissory note.

Long-term debt of $412.3 million has declined by $97.3 million since December 31, 2002 due to the strengthening Canadian dollar and the repayment of the 12.75% promissory note.

Effective February 4, 2004 LEP and LCL signed a senior credit agreement with a syndicate of Canadian chartered banks consisting of a revolving 364 day operating credit facility that permits maximum aggregate borrowings of $115.0 million. This facility replaces LEP's and LCL's $100.0 million senior credit agreement and SCAI's $15.0 million credit facility that were due to expire on February 29, 2004. Terms of the new senior credit agreement are substantially the same as the terms of the facilities that were replaced.

PERSONNEL CHANGES

LCL is pleased to announce the appointment of Patrice Merrin Best to the position of Executive Vice President, Luscar Ltd., effective March 1, 2004. Reporting to the President and Chief Executive Officer, Ms. Merrin Best will be responsible for providing leadership, overall direction, and administration of the Company. Ms. Merrin Best will also be responsible for organizational development at Luscar to facilitate the needs of the organization.

In addition, LCL is pleased to announce the appointment of Howard Ratti to the position of Senior Vice President, Luscar Ltd., effective March 1, 2004. Mr. Ratti joined Luscar Ltd. in 1981 and most recently held the position of Vice President, Operations.

CONTROLS AND PROCEDURES

Each of LEP and LCL has evaluated the effectiveness of the design and operation of its disclosure controls and procedures for the accurate and timely reporting of required information about it and its consolidated subsidiaries. Such evaluations were performed under the supervision of management, including the chief executive officer and chief financial officer, of each entity. Each of LEP and LCL has concluded that its respective disclosure controls and procedures were effective as at December 31, 2003. During the year we substantially completed our conversion to a new information system. Our conversion procedures have been designed to maintain the integrity of our internal controls and as of the date of this report the conversion process has had no material adverse impact on our internal controls.

FORWARD-LOOKING INFORMATION

This interim report contains certain forward-looking statements such as statements within the meaning of the Private Securities Litigation Reform Act of 1995 (United States) relating to but not limited to the Company's expectations, intentions, plans, and beliefs. Forward-looking statements generally can be identified by the use of statements that include phrases such as "believe", "expect", "anticipate", "intend", "plan", "likely", "will" or other similar words or phrases. Similarly, statements that describe our expectations with respect to sales volumes and profitability from the Coal Valley mine, coal markets, demand and pricing, expectations with respect to the Char facility, effective tax rates and our objectives, plans or goals are or may be forward-looking statements. Actual results may differ materially from results expressed or implied by these forward looking statements because of various factors including (i) the risk factors set forth in our annual report Form 20-F filed June 30, 2003 with the Securities and Exchange Commission, (ii) changes in the coal markets, including with respect to price and demand, (iii) our current cost or productivity estimates may change or prove incorrect, (iv) our initiation of opportunity capital projects not included in our current plans,
(v) changes in the amount of cash available for capital asset purchases, and
(vi) rating agency decisions and other future financing developments. The forward-looking statements included in this interim report are made as of the date of this report. We caution against placing undue reliance on forward looking statements, which necessarily reflect the current beliefs and are based on current (and perhaps evolving) information. We undertake no obligations to revise forward looking statements to reflect future events, changed circumstances, or changed beliefs.

CORPORATE OVERVIEW

LEP is a 50/50 general partnership formed on February 20, 2001 between Sherritt and Teachers'. LEP owns LCL, which in turn owns Luscar Ltd. (Luscar). Luscar is Canada's largest producer of thermal coal and operates ten coal mines in Alberta and Saskatchewan. The mines we operate produce approximately 37 million tonnes of coal annually, which include the operations recently acquired from our owners. Most of the coal we produce is sold under long-term coal supply agreements to adjacent electric power stations in Alberta and Saskatchewan. These stations generate most of the electric power required in these two provinces. We ship a lesser portion of our coal production to customers in Ontario and overseas and we also produce char which is sold to charcoal briquette manufacturers.

                                     - 30 -

For further information contact:
Ernie Lalonde
Luscar Energy Partnership
(416) 934-7655

www.luscar.com

[LUSCAR ENERGY PARTNERSHIP LOGO]

                           CONSOLIDATED BALANCE SHEETS

                                                                                        AS AT            AS AT
                                                                                     DECEMBER 31      DECEMBER 31
(in thousands of Canadian dollars)                                                       2003             2002
                                                                                     -----------      -----------
ASSETS
CURRENT
    Cash and cash equivalents....................................................    $     21,750     $     73,713
    Accounts receivable..........................................................          62,087           61,992
    Income taxes recoverable.....................................................           1,096            1,755
    Inventories..................................................................          43,816           86,072
    Overburden removal costs.....................................................           4,199           29,404
    Prepaid expenses.............................................................           2,073            4,354
                                                                                     ------------     ------------
                                                                                          135,021          257,290
Capital assets...................................................................       1,397,382        1,282,717
Accrued pension assets...........................................................               -            1,245
Other assets.....................................................................          27,704           24,652
                                                                                     ------------     ------------
                                                                                     $  1,560,107     $  1,565,904
                                                                                     ============     ============
LIABILITIES AND PARTNERS' EQUITY
CURRENT
    Credit facility [notes 2 & 5]................................................    $     12,000     $          -
    Trade accounts payable and accrued charges...................................          40,522           36,987
    Accrued interest payable.....................................................           7,219            8,824
    Accrued payroll and employee benefits........................................          10,332            8,879
    Income taxes payable.........................................................           2,472            1,421
    Current portions of
       Long-term debt [note 5]...................................................          46,342           24,837
       Financial instruments.....................................................               -            2,941
       Accrued reclamation costs.................................................          15,856           17,392
       Future income taxes.......................................................           1,438            3,335
                                                                                     ------------     ------------
                                                                                          136,181          104,616
Accrued pension benefit obligation...............................................           4,956                -
Long-term debt [note 5]..........................................................         365,934          484,780
Accrued reclamation costs........................................................          25,496           28,052
Future income taxes..............................................................         368,453          419,293
                                                                                     ------------     ------------
                                                                                          901,020        1,036,741
                                                                                     ------------     ------------
PARTNERS' EQUITY
    Partners' equity.............................................................         659,087          529,163
                                                                                     ------------     ------------
                                                                                     $  1,560,107     $  1,565,904
                                                                                     ============     ============

See accompanying notes

[LUSCAR ENERGY PARTNERSHIP LOGO]

            CONSOLIDATED STATEMENTS OF EARNINGS AND PARTNERS' EQUITY

                                                                               THREE MONTHS                 YEAR ENDED
                                                                             ENDED DECEMBER 31              DECEMBER 31
                                                                         ------------------------    ------------------------
(in thousands of Canadian dollars)                                          2003          2002          2003          2002
                                                                         ----------    ----------    ----------    ----------
REVENUE [note 4].....................................................    $  113,937    $  108,688    $  376,060    $  443,067

EXPENSES AND OTHER INCOME
   Cost of sales.....................................................        86,682        80,822       283,971       328,618
   Selling, general and administrative expenses......................         3,068         3,561        23,587        13,149
   Depreciation and amortization.....................................        26,162        21,636        90,641        82,880
   Foreign currency translation gain [note 6]........................       (16,337)       (2,355)      (79,433)       (4,021)
   Interest expense [note 7].........................................        11,332        11,208        46,488        52,716
   Other expense (income) [note 8] ..................................         7,310        (5,654)      (20,900)       (9,376)
                                                                         ----------    ----------    ----------    ----------
EARNINGS (LOSS) FROM CONTINUING OPERATIONS BEFORE TAXES..............        (4,280)         (530)       31,706       (20,899)
Income tax recovery..................................................        (7,980)      (21,467)      (62,351)      (50,055)
                                                                         ----------    ----------    ----------    ----------
Net earnings from continuing operations..............................         3,700        20,937        94,057        29,156
Discontinued operations [note 3].....................................             -           613        19,868         3,044
                                                                         ----------    ----------    ----------    ----------
NET EARNINGS FOR THE PERIOD..........................................         3,700        21,550       113,925        32,200
Partners' equity, beginning of period................................       605,426       507,613       529,163       496,963
Distribution to partners.............................................             -             -       (33,962)            -
Net equity contribution [note 2].....................................        49,961             -        49,961             -
                                                                         ----------    ----------    ----------    ----------
PARTNERS' EQUITY, END OF PERIOD......................................    $  659,087    $  529,163    $  659,087    $  529,163
                                                                         ==========    ==========    ==========    ==========

See accompanying notes

[LUSCAR ENERGY PARTNERSHIP LOGO]

                      CONSOLIDATED STATEMENTS OF CASH FLOW

                                                                               THREE MONTHS                  YEAR ENDED
                                                                             ENDED DECEMBER 31               DECEMBER 31
                                                                         ------------------------     ------------------------
(in thousands of Canadian dollars)                                          2003           2002          2003          2002
                                                                         ----------    ----------     ----------    ----------
OPERATING ACTIVITIES
Net earnings for the period..........................................    $    3,700    $   21,550     $  113,925    $   32,200
Non-cash items:
   Depreciation and amortization.....................................        26,162        23,230         91,600        90,064
   Future income taxes...............................................        (9,809)      (20,842)       (57,796)      (48,994)
   Foreign currency translation gain [note 6]........................       (15,814)       (1,520)       (77,330)       (3,453)
   Gain on transfer and disposal of capital assets...................        (1,131)         (644)       (26,154)       (1,242)
   Pension expense...................................................         4,738         4,439          5,493         4,439
   Accrued reclamation costs.........................................         2,404        (1,636)        (1,522)       (6,401)
   Other.............................................................          (834)       (2,065)        (3,483)       (8,415)
Change in non-cash working capital...................................         7,373        (1,208)        46,284        10,388
                                                                         ----------    ----------     ----------    ----------
                                                                             16,789        21,304         91,017        68,586
                                                                         ----------    ----------     ----------    ----------
INVESTING ACTIVITIES
Capital asset purchases..............................................       (12,545)      (17,357)       (25,005)      (51,035)
Sherritt Coal Acquisition Inc  asset transfer [note 2]...............       (70,000)            -        (70,000)            -
Promissory notes of LCL acquired from partners.......................      (298,605)            -       (298,605)            -
Credit facility acquired [note 2]....................................       (12,000)            -        (12,000)            -
Cash acquired [note 2]...............................................         1,356             -          1,356             -
Proceeds on disposal of capital assets...............................             -           448          1,068         1,894
Other investments....................................................          (129)       (1,811)         4,279        (1,096)
                                                                         ----------    ----------     ----------    ----------
                                                                           (391,923)      (18,720)      (398,907)      (50,237)
                                                                         ----------    ----------     ----------    ----------
FINANCING ACTIVITIES
Financial instruments................................................          (744)            -         (2,702)            -
Deferred financing costs incurred....................................             -             6              -        (1,640)
Repayments of long-term debt.........................................          (790)         (763)       (24,038)       (3,095)
Long-term debt issued................................................           712             -            712             -
Distribution to partners.............................................             -             -        (27,000)            -
Equity contribution from partners [note 2]...........................       298,605             -        298,605             -
                                                                         ----------    ----------     ----------    ----------
                                                                            297,783          (757)       245,577        (4,735)
                                                                         ----------    ----------     ----------    ----------
Change in cash position..............................................       (77,351)        1,827        (62,313)       13,614
Foreign currency translation loss [note 6]...........................          (136)         (185)        (1,650)         (232)
Cash position, beginning of period...................................        87,237        72,071         73,713        60,331
                                                                         ----------    ----------     ----------    ----------
Cash position, end of period.........................................    $    9,750    $   73,713     $    9,750    $   73,713
                                                                         ==========    ==========     ==========    ==========

Cash position consists of:
   Cash and cash equivalents.........................................    $   21,750    $   73,713     $   21,750    $   73,713
   Credit facility...................................................       (12,000)            -        (12,000)            -
                                                                         ----------    ----------     ----------    ----------
Cash position, end of period.........................................    $    9,750    $   73,713     $    9,750    $   73,713
                                                                         ==========    ==========     ==========    ==========

Interest paid........................................................    $   22,751    $   31,246     $   49,486    $   62,663
Taxes paid...........................................................    $      583    $      177     $    1,972    $    2,159

See accompanying notes

[LUSCAR ENERGY PARTNERSHIP LOGO]

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          YEAR ENDED DECEMBER 31, 2003
                                   (Unaudited)

1.   BASIS OF PRESENTATION

The annual results in these financial statements have been audited and will be filed on Form 20-F with the United States Securities and Exchange Commission
(SEC), at which time a full set of accompanying notes will be presented. Readers should be cautioned that interpretation of annual financial results without a full set of accompanying notes may be misleading. The quarterly consolidated financial statements presented herein are unaudited. The statements have been prepared in accordance with Canadian generally accepted accounting principles and follow the same accounting policies as the annual audited consolidated financial statements and related notes contained in our Form 20-F filed June 30, 2003 with the United States Securities and Exchange Commission, but do not contain certain disclosures required by generally accepted accounting principles for annual statements. All amounts are in thousands of Canadian dollars unless otherwise stated.

2.   ACQUISITION

On October 17, 2003 LCL acquired 100% of the shares of Sherritt Coal Acquisition Inc. (SCAI), a wholly owned subsidiary of Sherritt Coal Partnership II (SCPII). LEP, LCL, SCAI and SCPII are all owned, as to 50% each directly or indirectly, by Sherritt International Corporation (Sherritt) and Ontario Teachers' Pension Plan Board (Teachers'). The sale was completed for total consideration of $455,000. The transaction has been recorded in the financial statements at the net asset carrying amount of $208,838. The difference of $246,162 between the consideration paid and the carrying value of the assets received is considered an equity distribution and is charged to equity in the current year. Subsequent to the purchase of SCAI, Sherritt and Teachers' made a cash equity contribution to LEP of $298,605, which was used to acquire the promissory notes due from LCL.

The allocation of the values of assets and liabilities acquired was completed in the fourth quarter 2003. PriceWaterhouseCoopers LLP provided an opinion that the transaction was fair from a financial point of view to the holders of LCL's 9.75% senior notes based upon and subject to, amongst other things, the scope of their review and limitations and assumptions as outlined in their opinion letter and an indemnity in certain circumstances. The opinion was one factor among many that the management committee of LEP considered in contemplation of the transaction.

Fourth quarter and year-to-date results of LEP include operating margin(1) of $12,452 related to the new thermal assets since the acquisition date.

The assigned fair values of the underlying net assets acquired are summarized as follows:

ACQUISITION FUNDING AND COST
(in thousands of Canadian dollars)
Cash......................................................................................     $   70,000
FCCT units................................................................................         86,395
Promissory notes..........................................................................        298,605
                                                                                               ----------
                                                                                                  455,000
                                                                                               ----------

IDENTIFIABLE NET ASSETS ACQUIRED
(in thousands of Canadian dollars)
Capital assets............................................................................        228,264
Working capital...........................................................................          2,831
Cash......................................................................................          1,356
Short-term debt...........................................................................        (12,000)
Long-term debt............................................................................         (6,043)
Future income taxes.......................................................................         (5,570)
                                                                                               ----------
                                                                                                  208,838
                                                                                               ----------

Consideration less net assets acquired....................................................        246,162
Equity impact from disposal of FCCT units, net of applicable taxes of $553................          2,482
Less equity contribution from partners....................................................       (298,605)
                                                                                               ----------
Net equity contribution...................................................................     $  (49,961)
                                                                                               ==========

[LUSCAR ENERGY PARTNERSHIP LOGO]

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          YEAR ENDED DECEMBER 31, 2003
                                   (Unaudited)

3.   DISCONTINUED OPERATIONS

During the first quarter of 2003, LCL exchanged its metallurgical coal assets and port facilities for units in the Fording Canadian Coal Trust (Fording trust). LCL received 2,979,000 units of the trust and affiliates of Sherritt and Teachers' received 221,000 units of the trust for a total value of $100,801 in exchange for these assets. LCL received $16,156 related to the estimate of working capital for the metallurgical assets. A gain of $18,550 net of taxes of $7,065 and selling expenses of $744 was recorded on the disposal.

The results of discontinued operations are as follows:

                                                                               THREE MONTHS                YEAR ENDED
                                                                             ENDED DECEMBER 31             DECEMBER 31
                                                                         ------------------------   ------------------------
(in thousands of Canadian dollars)                                          2003          2002         2003          2002
                                                                         ----------    ----------   ----------    ----------
Net income...........................................................             -           613        1,318         3,044
Gain on sale of assets (see below)...................................             -             -       18,550             -
                                                                         ----------    ----------   ----------    ----------
                                                                         $        -    $      613   $   19,868    $    3,044
                                                                         ==========    ==========   ==========    ==========

In 2003, income from the metallurgical assets for the period prior to the sale was $1,318 net of taxes of $938. During the same period revenues were $29,258.

The carrying value of the assets and liabilities related to the discontinued operations were as follows:

                                                                                          AS AT             AS AT
                                                                                       FEBRUARY 28       DECEMBER 31
(in thousands of Canadian dollars)                                                         2003              2002
                                                                                       -----------       -----------
Accounts receivable................................................................    $     2,653       $    17,823
Inventories........................................................................         24,594            30,054
Overburden removal costs...........................................................         23,827            22,202
Capital assets.....................................................................         48,072            48,662
Other assets.......................................................................          1,823             1,645
                                                                                       -----------       -----------
Total assets.......................................................................        100,969           120,386
                                                                                       -----------       -----------

Bank overdraft.....................................................................          1,020               508
Accounts payable and accrued charges...............................................         12,473            12,352
Accrued reclamation................................................................         10,406            10,327
Capital leases.....................................................................          2,189             2,323
Other liabilities..................................................................          1,267             1,147
                                                                                       -----------       -----------
Total liabilities..................................................................         27,355            26,657
                                                                                       -----------       -----------
Net assets related to discontinued operations......................................    $    73,614       $    93,729
                                                                                       ===========       ===========

GAIN ON SALE OF ASSETS
Proceeds...........................................................................    $   100,801
Overburden removal costs...........................................................        (23,827)
Capital assets.....................................................................        (48,072)
Other assets.......................................................................         (1,823)
Accrued reclamation................................................................         10,406
Capital leases.....................................................................          2,189
Other liabilities..................................................................          1,267
Liabilities retained by LEP........................................................        (14,582)
Taxes .............................................................................         (7,065)
Selling expenses...................................................................           (744)
                                                                                       -----------
Gain on sale of assets.............................................................    $    18,550
                                                                                       ===========

Under the terms and conditions of the sale agreement, LCL retained liabilities relating to severance, unfunded pension plans, and reclamation in total of $14,582.

[LUSCAR ENERGY PARTNERSHIP LOGO]

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          YEAR ENDED DECEMBER 31, 2003
                                   (Unaudited)

Net cash flows relating to the discontinued operations presented on the statement of cash flows is detailed as follows:

                                                                               THREE MONTHS                 YEAR ENDED
                                                                             ENDED DECEMBER 31              DECEMBER 31
                                                                         ------------------------   ------------------------
(in thousands of Canadian dollars)                                          2003           2002        2003          2002
                                                                         ----------    ----------   ----------    ----------
Operating activities.................................................             -        (4,848)      21,689         2,236
Investing activities.................................................             -        (1,527)        (313)       (3,667)
Financing activities.................................................             -         8,432      (21,889)        1,204
                                                                         ----------    ----------   ----------    ----------
Cash flows related to discontinued operations........................             -         2,057         (513)         (227)
                                                                         ==========    ==========   ==========    ==========

4.   REVENUE

LEP owns and operates surface mines located in western Canada, producing coal for consumption by domestic and foreign customers. Following the disposition of our metallurgical coal operations in February 2003, LEP's mining operations have been accounted for as one segment having similar economic and operating characteristics, customers and operations and have been aggregated for the purpose of revenue reporting. Prior to February 2003, amounts related to metallurgical coal operations include incidental thermal coal byproduct at Line Creek mine. Prior period figures have been restated to conform to this presentation.

Disclosures with respect to export and domestic sales are as follows:

                                                       THREE MONTHS ENDED DECEMBER 31               YEAR ENDED DECEMBER 31
                                                   --------------------------------------    -------------------------------------
                                                         2003                 2002                  2003                2002
                                                   ----------------    ------------------    -----------------    ----------------
(in thousands of Canadian dollars except             SALES              SALES                 SALES                SALES
volumes which are in thousands of tonnes)           REVENUE  TONNES    REVENUE     TONNES    REVENUE    TONNES    REVENUE   TONNES
                                                   --------  ------    --------    ------    --------   ------    --------  ------
Export.........................................    $ 12,097     336    $ 23,132      566     $ 64,613    1,610    $ 93,822   2,163
Domestic.......................................     101,840   8,430      85,159    7,985      311,447   22,146     347,764  31,391
                                                   --------   -----    --------    -----     --------   ------    --------  ------
LCL............................................     113,937   8,766     108,291    8,551      376,060   23,756     441,586  33,554
Foreign exchange contracts ....................           -       -         397        -            -        -       1,481       -
                                                   --------   -----    --------    -----     --------   ------    --------  ------
LEP............................................    $113,937   8,766    $108,688    8,551     $376,060   23,756    $443,067  33,554
                                                   ========   =====    ========    =====     ========   ======    ========  ======

Export coal sales are generally denominated in United States dollars.

Revenues are derived from significant customers and in some cases substantially all production from a particular mine is sold to one customer. The number of customers, each accounting for more than 10% of revenue by type of operation and for the periods indicated below, is as follows:

                                                       THREE MONTHS ENDED DECEMBER 31               YEAR ENDED DECEMBER 31
                                                   ------------------  ------------------  -------------------  -------------------
                                                          2003                2002                 2003                2002
                                                   ------------------  ------------------  -------------------  -------------------
(in thousands of Canadian dollars except            SALES   NUMBER OF   SALES   NUMBER OF   SALES    NUMBER OF   SALES    NUMBER OF
number of customers)                               REVENUE  CUSTOMERS  REVENUE  CUSTOMERS  REVENUE   CUSTOMERS  REVENUE   CUSTOMERS
--------------------                               -------  ---------  -------  ---------  -------   ---------  -------   ---------
Major Customers................................    $78,000      3      $72,941      3      $260,072      3      $305,934      3

[LUSCAR ENERGY PARTNERSHIP LOGO]

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          YEAR ENDED DECEMBER 31, 2003
                                   (Unaudited)

Credit risks are minimized to the extent that customers include major domestic utilities and that accounts receivable on export sales are generally insured under government export development programs or secured by letters of credit.

5.   LONG-TERM DEBT

                                                                                     AS AT              AS AT
                                                                                  DECEMBER 31        DECEMBER 31
(in thousands of Canadian dollars)                                                    2003               2002
                                                                                  ------------       ------------
Senior notes, at issue date...........................................            $    429,660       $    429,660
Cumulative foreign currency translation (gain) loss ..................                 (74,250)             4,730
                                                                                  ------------       ------------
Senior notes, at balance sheet date...................................                 355,410            434,390
                                                                                  ------------       ------------

12.75% promissory note, due May 18, 2003..............................                       -             45,000
Less sinking fund.....................................................                       -            (22,930)
                                                                                  ------------       ------------
                                                                                             -             22,070
                                                                                  ------------       ------------

9.625% promissory note, due December 30, 2004.........................                  89,300             89,300
Less sinking fund.....................................................                 (46,191)           (41,999)
                                                                                  ------------       ------------
                                                                                        43,109             47,301
                                                                                  ------------       ------------

Capital lease obligations.............................................                   8,957              5,856
                                                                                  ------------       ------------

Due to Fording Coal Partnership.......................................                   4,800                  -
                                                                                  ------------       ------------

Long-term debt........................................................                 412,276            509,617
Current portion of long-term debt.....................................                 (46,342)           (24,837)
                                                                                  ------------       ------------
                                                                                  $    365,934       $    484,780
                                                                                  ============       ============

LEP and LCL are party to a senior credit agreement with a syndicate of Canadian chartered banks consisting of a revolving 364 day operating credit facility that permits maximum aggregate borrowings of $100,000, subject to a borrowing base, which includes accounts receivable, coal inventories and a $25,000 charge on a dragline. Up to $75,000 of the credit facility may be used to secure letters of credit. Interest rates payable or advances under the facility are based on prime lending rates plus interest rate margins ranging from 0.25% to 1.25% depending on LEP's ratio of debt to operating earnings before interest, taxes, depreciation and amortization. To date, there have been no cash advances made under this facility and $60,549 of letters of credit, providing reclamation security, have been issued. In November 2003, the senior credit agreement was extended until February 29, 2004 under the same terms and conditions and replaced February 4, 2004 (see note 11).

Effective October 17, 2003, as a result of the acquisition of the new thermal assets, LEP and LCL assumed Sherritt Coal Acquisition Inc.'s senior credit agreement with a Canadian chartered bank consisting of a 364 day operating credit facility that permits maximum aggregate borrowings of $15,000, guaranteed by a partner of LEP. As of December 31, 2003 $12,000 has been drawn against this facility. In November 2003 this facility was extended until February 29, 2004 under the same terms and conditions (see note 11).

On May 18, 2003, the promissory note for $45,000 at 12.75% was repaid. Under the terms of a coal supply agreement, the $21,379 excess of the principal amounts over the sinking fund balance, was recovered from our customer and included in other income in the second quarter.

Amounts due to Fording Coal Partnership relate to obligations under the Line Creek defined benefit pension plan, which was under-funded at the date of transfer from LCL. The amount owing is subject to adjustment following the completion of an actuarial valuation. This amount is repayable in equal installments over 5 years and outstanding amounts bear interest at 6.5% per annum. The first payment, which is expected to be $660 and is included in the current portion of long-term debt, was due April 1, 2003, but payment has been delayed pending the finalization of the actuarial valuation.

[LUSCAR ENERGY PARTNERSHIP LOGO]

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          YEAR ENDED DECEMBER 31, 2003
                                   (Unaudited)

6.   FOREIGN CURRENCY TRANSLATION

Foreign currency translation gains and losses consist of the following:

                                                                               THREE MONTHS               YEAR ENDED
                                                                             ENDED DECEMBER 31            DECEMBER 31
                                                                         ------------------------   ------------------------
(in thousands of Canadian dollars)                                          2003          2002         2003          2002
                                                                         ----------    ----------   ----------    ----------
Foreign currency translation loss (gain) on
  Senior notes ......................................................    $  (15,950)   $   (1,705)  $  (78,980)   $   (3,685)
  US dollar cash balances............................................           136           185        1,650           232
  Working capital balances ..........................................          (523)         (835)      (2,103)         (568)
                                                                         ----------    ----------   ----------    ----------
                                                                         $  (16,337)   $   (2,355)  $  (79,433)   $   (4,021)
                                                                         ==========    ==========   ==========    ==========

7.   INTEREST EXPENSE

Interest expense consists of the following:

                                                                               THREE MONTHS               YEAR ENDED
                                                                             ENDED DECEMBER 31            DECEMBER 31
                                                                         ------------------------   ------------------------
(in thousands of Canadian dollars)                                          2003          2002         2003          2002
                                                                         ----------    ----------   ----------    ----------
Senior notes ........................................................    $    8,812    $   10,256   $   37,308    $   42,092
Promissory notes net of sinking fund interest income.................         1,055         2,539        7,775        10,117
Financial instruments................................................           194            80         (240)          330
Capital leases.......................................................            98            62          237           252
Reclamation security.................................................           882         1,271        2,239         3,369
Investment income ...................................................           (99)         (393)      (1,614)       (1,543)
Income tax reassessments.............................................             -        (1,799)           -        (1,799)
Other................................................................           390          (808)         783          (102)
                                                                         ----------    ----------   ----------    ----------
                                                                         $   11,332    $   11,208   $   46,488    $   52,716
                                                                         ==========    ==========   ==========    ==========

[LUSCAR ENERGY PARTNERSHIP LOGO]

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          YEAR ENDED DECEMBER 31, 2003
                                   (Unaudited)

8.   OTHER INCOME

Other income consists of the following:

                                                                               THREE MONTHS               YEAR ENDED
                                                                             ENDED DECEMBER 31            DECEMBER 31
                                                                         ------------------------   ------------------------
(in thousands of Canadian dollars)                                          2003          2002         2003          2002
                                                                         ----------    ----------   ----------    ----------
Boundary Dam promissory note.........................................    $        -    $        -   $  (21,379)   $        -
Recovery of Crown royalties..........................................          (280)         (298)      (1,460)       (1,202)
Net pension plan expense ............................................         4,150         3,174        4,556         2,361
Gain on disposal of capital assets...................................        (1,131)         (644)        (539)       (1,242)
Deferred exploration.................................................         1,285         1,978        1,285         1,978
Distributions from Fording Canadian Coal Trust.......................             -             -       (5,988)            -
Settlement for coal conveyor.........................................             -       (10,100)           -       (10,100)
Other expense (income) ..............................................         3,286           236        2,625        (1,171)
                                                                         ----------    ----------   ----------    ----------
                                                                         $    7,310    $   (5,654)  $  (20,900)   $   (9,376)
                                                                         ==========    ==========   ==========    ==========

Net pension plan expense excludes certain current service and other costs, which are included in cost of sales.

[LUSCAR ENERGY PARTNERSHIP LOGO]

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          YEAR ENDED DECEMBER 31, 2003
                                   (Unaudited)

9.   CONDENSED CONSOLIDATING INFORMATION

     The following condensed consolidated information is provided for the period ending December 31, 2003.

(a) CONDENSED CONSOLIDATING BALANCE SHEETS

                                                                           AS AT DECEMBER 31, 2003
                                                -----------------------------------------------------------------------------
                                                   LUSCAR       LUSCAR COAL    LUSCAR ENERGY    CONSOLIDATING    CONSOLIDATED
(in thousands of Canadian dollars)                COAL LTD.     INCOME FUND     PARTNERSHIP        ENTRIES           LEP
                                                ------------    -----------    -------------    -------------    ------------
ASSETS
CURRENT
  Cash and cash equivalents................     $     19,165    $    2,559      $       26      $           -    $     21,750
  Accounts receivable......................           62,087             -               -                  -          62,087
  Income taxes recoverable.................              912             -             184                  -           1,096
  Inventories..............................           43,816             -               -                  -          43,816
  Overburden removal costs.................            4,199             -               -                  -           4,199
  Prepaid expenses.........................            2,073             -               -                  -           2,073
                                                ------------    ----------      ----------      -------------    ------------
                                                     132,252         2,559             210                  -         135,021
Investments in related parties.............                -       585,127         466,670         (1,051,797)              -
Notes receivable from LCL..................                -             -         298,605           (298,605)              -
Capital assets.............................        1,420,180             -               -            (22,798)      1,397,382
Other assets..............................            26,758           946           9,000             (9,000)         27,704
                                                ------------    ----------      ----------      -------------    ------------
                                                $  1,579,190    $  588,632      $  774,485      $  (1,382,200)   $  1,560,107
                                                ============    ==========      ==========      =============    ============

LIABILITIES AND PARTNERS' EQUITY
CURRENT

  Credit facility..........................     $     12,000    $        -      $        -      $           -    $     12,000
  Trade accounts payable and accrued
    charges................................           40,468            12             260               (218)         40,522
  Accrued interest payable.................           14,369             -               -             (7,150)          7,219
  Accrued payroll and employee benefits....           10,332             -               -                  -          10,332
  Income taxes payable.....................            2,472             -               -                  -           2,472
  Current portions of
       Long-term debt......................           46,342             -               -                  -          46,342
       Accrued reclamation costs...........           15,856             -               -                  -          15,856
       Future income taxes.................            1,438             -               -                  -           1,438
  Due to (from) related parties............           34,883         6,346         (40,984)              (245)              -
                                                ------------    ----------      ----------      -------------    ------------
                                                     178,160         6,358         (40,724)            (7,613)        136,181
Accrued pension benefit obligation.........            9,991             -               -             (5,035)          4,956
Long-term debt.............................          365,934             -               -                            365,934
Promissory notes due to LEP................          298,605             -               -           (298,605)              -
Convertible debentures.....................                -        96,053               -            (96,053)              -
Subordinated notes due to LCIF.............          642,969             -               -           (642,969)              -
Accrued reclamation costs..................           25,496             -               -                  -          25,496
Future income taxes........................          368,453             -               -                  -         368,453
                                                ------------    ----------      ----------      -------------    ------------
                                                   1,889,608       102,411         (40,724)        (1,050,275)        901,020
PARTNERS' EQUITY...........................         (310,418)      486,221         815,209           (331,925)        659,087
                                                ------------    ----------      ----------      -------------    ------------
                                                $  1,579,190    $  588,632      $  774,485      $  (1,382,200)   $  1,560,107
                                                ============    ==========      ==========      ==============   ============

[LUSCAR ENERGY PARTNERSHIP LOGO]

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          YEAR ENDED DECEMBER 31, 2003
                                   (Unaudited)

9.   CONDENSED CONSOLIDATING INFORMATION (CONTINUED)

(b) CONDENSED CONSOLIDATING STATEMENTS OF EARNINGS

                                                                          THREE MONTHS ENDED DECEMBER 31, 2003
                                                      ----------------------------------------------------------------------------
                                                        LUSCAR       LUSCAR COAL    LUSCAR ENERGY    CONSOLIDATING    CONSOLIDATED
(in thousands of Canadian dollars)                     COAL LTD.     INCOME FUND     PARTNERSHIP        ENTRIES            LEP
                                                      ----------     -----------    -------------    -------------    ------------
REVENUE...........................................    $  113,937      $       -       $       -        $       -       $  113,937
EXPENSES AND OTHER INCOME
    Cost of sales.................................        86,682              -               -                -           86,682
    Selling, general and administrative expenses..         2,362             13             693                -            3,068
    Equity pickup.................................             -          1,952           2,119           (4,071)               -
    Depreciation and amortization.................        25,669            154               -              339           26,162
    Foreign currency translation gain.............       (16,337)             -               -                -          (16,337)
    Intercompany interest expense (income)........         9,551              -          (9,551)               -                -
    Interest expense (income).....................        11,426              -             (94)               -           11,332
    Other expense (income)........................         4,516              -             (66)           2,860            7,310
                                                      ----------      ---------       ---------        ---------       ----------
EARNINGS (LOSS) BEFORE INCOME TAXES...............        (9,932)        (2,119)          6,899              872           (4,280)
Income tax recovery...............................        (7,980)             -               -                -           (7,980)
                                                      ----------      ---------       ---------        ---------       ----------
NET EARNINGS (LOSS) FOR THE PERIOD................    $   (1,952)     $  (2,119)      $   6,899        $     872       $    3,700
                                                      ==========      =========       =========        =========       ==========

                                                                              YEAR ENDED DECEMBER 31, 2003
                                                      ----------------------------------------------------------------------------
                                                        LUSCAR       LUSCAR COAL    LUSCAR ENERGY    CONSOLIDATING    CONSOLIDATED
(in thousands of Canadian dollars)                     COAL LTD.     INCOME FUND     PARTNERSHIP        ENTRIES           LEP
                                                      ----------     -----------    -------------    -------------    ------------
REVENUE....................................           $  376,060      $       -       $       -        $       -       $  376,060
EXPENSES AND OTHER INCOME
    Cost of sales..........................              283,971              -               -                -          283,971
    Selling, general and administrative expenses          21,703             13           1,871                -           23,587
    Equity pickup..........................                    -        (83,052)        (82,579)         165,631                -
    Depreciation and amortization..........               89,152            613               -              876           90,641
    Foreign currency translation gain......              (79,433)             -               -                -          (79,433)
    Intercompany interest expense (income).               16,755              -         (16,755)               -                -
    Interest expense (income)..............               48,102              -          (1,614)               -           46,488
    Other income...........................              (23,295)          (153)            (85)           2,633          (20,900)
                                                      ----------      ---------       ---------        ---------       ----------
EARNINGS FROM CONTINUING OPERATIONS BEFORE TAXES          19,105         82,579          99,162         (169,140)          31,706
Income tax recovery........................              (62,351)             -               -                -          (62,351)
                                                      ----------      ---------       ---------        ---------       ----------
Net earnings FROM CONTINUING OPERATIONS....               81,456         82,579          99,162         (169,140)          94,057
Discontinued operations....................                1,596              -               -           18,272           19,868
                                                      ----------      ---------       ---------        ---------       ----------
NET EARNINGS FOR THE PERIOD................           $   83,052      $  82,579       $  99,162        $(150,868)      $  113,925
                                                      ==========      =========       =========        =========       ==========

[LUSCAR ENERGY PARTNERSHIP LOGO]

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          YEAR ENDED DECEMBER 31, 2003
                                   (Unaudited)

9.  CONDENSED CONSOLIDATING INFORMATION (CONTINUED)

(c) CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOW

                                                                    THREE MONTHS ENDED DECEMBER 31, 2003
                                                  ----------------------------------------------------------------------------
                                                    LUSCAR     LUSCAR COAL     LUSCAR ENERGY    CONSOLIDATING     CONSOLIDATED
(in thousands of Canadian dollars)                 COAL LTD.   INCOME FUND      PARTNERSHIP        ENTRIES            LEP
                                                  ----------   -----------     -------------    -------------     ------------
OPERATING ACTIVITIES
Net earnings (loss) for the period .........      $  (1,952)    $  (2,119)       $   6,899        $     872        $   3,700
Non-cash items
  Depreciation and amortization ............         25,669          (459)               -              952           26,162
  Future income taxes ......................         (9,809)            -                -                -           (9,809)
  Foreign currency translation gain ........        (15,814)            -                -                -          (15,814)
  Equity pickup ............................              -         1,952            2,119           (4,071)               -
  Gain on transfer and disposal of
    capital assets .........................         (1,131)            -                -                -           (1,131)
  Pension expense ..........................          1,907             -                -            2,831            4,738
  Accrued reclamation ......................          2,404             -                -                -            2,404
  Other ....................................           (617)            -                -             (217)            (834)
Change in non-cash working capital .........         21,377           662          (14,299)            (367)           7,373
                                                  ---------     ---------        ---------        ---------        ---------
                                                     22,034            36           (5,281)               -           16,789
                                                  ---------     ---------        ---------        ---------        ---------
INVESTING ACTIVITIES
Capital asset purchases ....................        (12,545)            -                -                -          (12,545)
SCAI asset transfer ........................              -             -          (70,000)               -          (70,000)
Promissory notes acquired from partners ....              -             -         (298,605)               -         (298,605)
Credit facility acquired ...................        (12,000)            -                -                -          (12,000)
Cash acquired ..............................          1,356             -                -                -            1,356
Proceeds on disposal of capital assets .....              -             -                -                -                -
Other investments ..........................           (129)            -                -                -             (129)
                                                  ---------     ---------        ---------        ---------        ---------
                                                    (23,318)            -         (368,605)               -         (391,923)
                                                  ---------     ---------        ---------        ---------        ---------
FINANCING ACTIVITIES
Financial instruments ......................           (744)            -                -                -             (744)
Long-term debt issued ......................            712             -                -                -              712
Repayments of long-term debt ...............           (790)            -                -                -             (790)
Equity contribution from partners ..........              -             -          298,605                -          298,605
                                                  ---------     ---------        ---------        ---------        ---------

                                                       (822)            -          298,605                -          297,783
                                                  ---------     ---------        ---------        ---------        ---------

Change in cash position ....................         (2,106)           36          (75,281)               -          (77,351)
Foreign currency translation loss ..........           (136)            -                -                -             (136)
Cash position, beginning of period .........          9,407         2,523           75,307                -           87,237
                                                  ---------     ---------        ---------        ---------        ---------
Cash position, end of period ...............      $   7,165     $   2,559        $      26        $       -        $   9,750
                                                  =========     =========        =========        =========        =========

Cash position consists of:
    Cash ...................................      $  19,165     $   2,559        $      26        $       -        $  21,750
    Credit facility ........................        (12,000)            -                -                -          (12,000)
                                                  ---------     ---------        ---------        ---------        ---------
Cash position, end of period ...............      $   7,165     $   2,559        $      26        $       -        $   9,750
                                                  =========     =========        =========        =========        =========

[LUSCAR ENERGY PARTNERSHIP LOGO]

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          YEAR ENDED DECEMBER 31, 2003
                                   (Unaudited)

                                                                          YEAR ENDED DECEMBER 31, 2003
                                                  ----------------------------------------------------------------------------
                                                    LUSCAR     LUSCAR COAL     LUSCAR ENERGY    CONSOLIDATING     CONSOLIDATED
(in thousands of Canadian dollars)                 COAL LTD.   INCOME FUND      PARTNERSHIP        ENTRIES            LEP
                                                  ----------   -----------     -------------    -------------     ------------

OPERATING ACTIVITIES
Net earnings for the period ................      $  83,052     $  82,579        $  99,162        $(150,868)       $ 113,925
Non-cash items:
  Depreciation and amortization ............         90,111             -                -            1,489           91,600
  Future income taxes ......................        (57,796)            -                -                -          (57,796)
  Foreign currency translation gain ........        (77,330)            -                -                -          (77,330)
  Equity pickup ............................              -       (83,052)         (82,579)         165,631                -
  Gain on transfer and disposal of
    capital assets .........................         (7,882)            -                -          (18,272)         (26,154)
  Pension expense ..........................          2,634             -                -            2,859            5,493
  Accrued reclamation ......................         (1,522)            -                -                -           (1,522)
  Other ....................................         (3,463)            -                -              (20)          (3,483)
Change in non-cash working capital .........         30,447         2,911           13,745             (819)          46,284
                                                  ---------     ---------        ---------        ---------        ---------
                                                     58,251         2,438           30,328                -           91,017
                                                  ---------     ---------        ---------        ---------        ---------
INVESTING ACTIVITIES
Capital asset purchases ....................        (25,005)            -                -                -          (25,005)
SCAI asset transfer ........................              -             -          (70,000)               -          (70,000)
Promissory notes acquired from partners ....              -             -         (298,605)               -         (298,605)
Credit facility acquired ...................        (12,000)            -                -                -          (12,000)
Cash acquired ..............................          1,356             -                -                -            1,356
Proceeds on disposal of capital assets .....          1,068             -                -                -            1,068
Other investments ..........................          4,279             -                -                -            4,279
                                                  ---------     ---------        ---------        ---------        ---------
                                                    (30,302)            -         (368,605)               -         (398,907)
                                                  ---------     ---------        ---------        ---------        ---------
FINANCING ACTIVITIES
Financial instruments ......................         (2,702)            -                -                -           (2,702)
Long-term debt issue .......................            712             -                -                -              712
Repayments of long-term debt ...............        (24,038)            -                -                -          (24,038)
Distribution to partners ...................              -             -          (27,000)               -          (27,000)
Equity contribution from partners ..........              -             -          298,605                -          298,605
                                                  ---------     ---------        ---------        ---------        ---------

                                                    (26,028)            -          271,605                -          245,577
                                                  ---------     ---------        ---------        ---------        ---------

Change in cash position ....................          1,921         2,438          (66,672)               -          (62,313)
Foreign currency translation loss ..........         (1,650)            -                -                -           (1,650)
Cash position, beginning of period .........          6,894           121           66,698                -           73,713
                                                  ---------     ---------        ---------        ---------        ---------
Cash position, end of period ...............      $   7,165     $   2,559        $      26        $       -        $   9,750
                                                  =========     =========        =========        =========        =========

Cash position consists of:
    Cash ...................................      $  19,165     $   2,559        $      26        $       -        $  21,750
    Credit facility ........................        (12,000)            -                -                -          (12,000)
                                                  ---------     ---------        ---------        ---------        ---------
Cash position, end of period ...............      $   7,165     $   2,559        $      26        $       -        $   9,750
                                                  =========     =========        =========        =========        =========

10.  COMMITMENTS AND CONTINGENCIES

On January 13, 2003, LEP agreed to transfer substantially all of its metallurgical coal assets to Fording Canadian Coal Trust effective February 28, 2003. The transfer of the assets has been substantially completed but certain steps of the agreement have not been finalized due to differences in interpretation between certain parties to the transaction. Outstanding issues include working capital adjustments, federal Goods and Services Taxes on certain payments made under the agreement, and obligations for reclamation activities. It is not possible at this time to predict the outcome of any resolution of these issues.

[LUSCAR ENERGY PARTNERSHIP LOGO]

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          YEAR ENDED DECEMBER 31, 2003
                                   (Unaudited)

11.  SUBSEQUENT EVENT

Effective February 4, 2004 LEP and LCL signed a senior credit agreement with a syndicate of Canadian chartered banks consisting of a revolving 364 day operating credit facility that permits maximum aggregate borrowings of $115,000, subject to a borrowing base, which includes accounts receivable, coal inventory, a $25,000 charge on a dragline, and a general assignment of LCL's assets. The facility is split into two tranches, the Reclamation LC facility and the Working Capital facility. Up to $65,000 of reclamation letters of credit can be issued under the Reclamation LC facility. Under the Working Capital facility, up to $50,000 in advances may be made, including up to $25,000 in letters of credit. Interest rates payable or advances under the facility are based on prime lending rates plus interest rate margins ranging from 0.25% to 1.25% depending on LEP's ratio of debt to operating earnings before interest, depreciation and amortization (EBITDA). This facility replaces LEP's and LCL's $100,000 senior credit agreement and SCAI's $15,000 credit facility that were due to expire on February 29, 2004.

12.  COMPARATIVE FIGURES

Certain 2002 comparative figures have been reclassified to conform to the presentation adopted for 2003.

[LUSCAR COAL LTD. LOGO]

                           CONSOLIDATED BALANCE SHEETS

                                                                                              AS AT              AS AT
                                                                                           DECEMBER 31        DECEMBER 31
                                                                                              2003               2002
(in thousands of Canadian dollars)                                                        --------------    --------------
ASSETS
CURRENT
    Cash and cash equivalents...........................................................  $       19,165    $        6,894
    Accounts receivable.................................................................          62,087            61,992
    Income taxes recoverable............................................................             912             1,464
    Inventories.........................................................................          43,816            86,072
    Overburden removal costs............................................................           4,199            29,404
    Due from Luscar Energy Partnership..................................................               -             5,040
    Prepaid expenses....................................................................           2,073             4,366
                                                                                          --------------    --------------
                                                                                                 132,252           195,232
Capital assets..........................................................................       1,420,180         1,321,906
Other assets............................................................................          26,758            23,093
                                                                                          --------------    --------------
                                                                                          $    1,579,190    $    1,540,231
                                                                                          ==============    ==============

LIABILITIES AND SHAREHOLDERS' DEFICIT
CURRENT

    Credit facility [notes 2 and 5].....................................................  $       12,000    $            -
    Trade accounts payable and accrued charges..........................................          40,468            36,462
    Accrued interest payable............................................................          14,369             8,824
    Accrued payroll and employee benefits...............................................          10,332             8,879
    Income taxes payable................................................................           2,472             1,421
    Current portions of
        Long-term debt [note 5].........................................................          46,342            24,837
        Financial instruments...........................................................               -             2,941
        Accrued reclamation costs.......................................................          15,856            17,392
        Future income taxes.............................................................           1,438             3,335
    Due to Luscar Energy Partnership....................................................          34,638                 -
    Due to related party................................................................             245               245
                                                                                          --------------    --------------
                                                                                                 178,160           104,336
Accrued pension benefit obligation......................................................           9,991             5,627
Long-term debt [note 5].................................................................         365,934           484,780
Promissory notes due to LEP.............................................................         298,605                 -
Subordinated notes due to LCIF..........................................................         642,969           642,969
Accrued reclamation costs...............................................................          25,496            28,052
Future income taxes.....................................................................         368,453           419,293
                                                                                          --------------    --------------
                                                                                               1,889,608         1,685,057
                                                                                          --------------    --------------

SHAREHOLDERS' DEFICIT
    Share capital.......................................................................          14,191            14,191
    Deficit.............................................................................        (324,609)         (159,017)
                                                                                          --------------    --------------
                                                                                                (310,418)         (144,826)
                                                                                          --------------    --------------
                                                                                          $    1,579,190    $    1,540,231
                                                                                          ==============    ==============

See accompanying notes

[LUSCAR COAL LTD. LOGO]

                 CONSOLIDATED STATEMENTS OF EARNINGS AND DEFICIT

                                                                               THREE MONTHS                 YEAR ENDED
                                                                             ENDED DECEMBER 31              DECEMBER 31
                                                                         ------------------------   ------------------------
(in thousands of Canadian dollars)                                          2003          2002         2003          2002
                                                                         ----------    ----------   ----------    ----------
REVENUE [note 4].....................................................    $  113,937    $  108,291   $  376,060    $  441,586
EXPENSES AND OTHER INCOME
   Cost of sales.....................................................        86,682        80,822      283,971       328,618
   Selling, general and administrative expenses......................         2,362         3,332       21,703        12,259
   Depreciation and amortization.....................................        25,669        22,562       89,152        86,590
   Write-down of capital assets......................................             -        42,791            -        42,791
   Foreign currency translation gain [note 6]........................       (16,337)       (2,355)     (79,433)       (4,021)
   Interest expense [note 7].........................................        20,977        21,233       64,857        86,028
   Other expense (income) [note 8] ..................................         4,516            53      (23,295)       (3,670)
                                                                         ----------    ----------   ----------    ----------
EARNINGS (LOSS) FROM CONTINUING OPERATIONS BEFORE TAXES..............        (9,932)      (60,147)      19,105      (107,009)
Income tax recovery..................................................        (7,980)      (21,467)     (62,351)      (50,055)
                                                                         ----------    ----------   ----------    ----------
Net earnings (loss) from continuing operations ......................        (1,952)      (38,680)      81,456       (56,954)
Discontinued Operations [note 3].....................................             -           613        1,596         3,044
                                                                         ----------    ----------   ----------    ----------
NET EARNINGS (LOSS) FOR THE PERIOD...................................        (1,952)      (38,067)      83,052       (53,910)
Partners' equity, beginning of period................................       (74,013)     (120,950)    (159,017)     (105,107)
Net assets acquired in excess of liabilities assumed [note 2] .......      (248,644)            -     (248,644)            -
                                                                         ----------    ----------   ----------    ----------
DEFICIT, END OF PERIOD...............................................    $ (324,609)   $ (159,017)  $ (324,609)   $ (159,017)
                                                                         ==========    ==========   ==========    ==========

See accompanying notes

[LUSCAR COAL LTD. LOGO]

                      CONSOLIDATED STATEMENTS OF CASH FLOW

                                                                               THREE MONTHS                 YEAR ENDED
                                                                             ENDED DECEMBER 31              DECEMBER 31
                                                                         ------------------------   ------------------------
(in thousands of Canadian dollars)                                          2003           2002        2003          2002
                                                                         ----------    ----------   ----------    ----------
OPERATING ACTIVITIES
Net earnings (loss) for the period...................................    $   (1,952)   $  (38,067)  $   83,052    $  (53,910)
Non-cash items:
   Depreciation and amortization.....................................        25,669        24,156       90,111        93,774
   Write-down of capital assets......................................             -        42,791            -        42,791
   Future income taxes...............................................        (9,809)      (20,842)     (57,796)      (48,994)
   Foreign currency translation gain [note 6]........................       (15,814)       (1,520)     (77,330)       (3,453)
   Gain on transfer and disposal of capital assets...................        (1,131)         (644)      (7,882)       (1,242)
   Pension expense...................................................         1,907        10,158        2,634        10,158
   Accrued reclamation costs.........................................         2,404        (1,636)      (1,522)       (6,401)
   Other.............................................................          (617)       (1,655)      (3,463)       (6,918)
Change in non-cash working capital...................................        21,377        (1,227)      30,447        38,194
                                                                         ----------    ----------   ----------    ----------
                                                                             22,034        11,514       58,251        63,999
                                                                         ----------    ----------   ----------    ----------

INVESTING ACTIVITIES
Capital asset purchases..............................................       (12,545)      (17,357)     (25,005)      (51,035)
Credit facility acquired [note 2]....................................       (12,000)            -      (12,000)            -
Cash acquired [note 2]...............................................         1,356             -        1,356             -
Proceeds on disposal of capital assets...............................             -           448        1,068         1,894
Other investments....................................................          (129)       (1,824)       4,279        (1,096)
                                                                         ----------    ----------   ----------    ----------
                                                                            (23,318)      (18,733)     (30,302)      (50,237)
                                                                         ----------    ----------   ----------    ----------

FINANCING ACTIVITIES
Financial instruments................................................          (744)            -       (2,702)            -
Deferred financing costs incurred....................................             -             6            -        (1,640)
Long-term debt issued................................................           712             -          712             -
Repayments of long-term debt.........................................          (790)         (763)     (24,038)       (3,095)
                                                                         ----------    ----------   ----------    ----------
                                                                               (822)         (757)     (26,028)       (4,735)
                                                                         ----------    ----------   ----------    ----------
Change in cash position..............................................        (2,106)       (7,976)       1,921         9,027
Foreign currency translation loss [note 6]...........................          (136)         (185)      (1,650)         (232)
Cash position, beginning of period...................................         9,407        15,055        6,894        (1,901)
                                                                         ----------    ----------   ----------    ----------
Cash position, end of period.........................................    $    7,165    $    6,894   $    7,165    $    6,894
                                                                         ==========    ==========   ==========    ==========

Cash position consists of:
   Cash and cash equivalents.........................................    $   19,165    $    6,894   $   19,165    $    6,894
   Credit facility...................................................       (12,000)            -      (12,000)            -
                                                                         ----------    ----------   ----------    ----------
Cash position, end of period.........................................    $    7,165    $    6,894   $    7,165    $    6,894
                                                                         ==========    ==========   ==========    ==========

Interest paid........................................................    $   25,152    $   40,853   $   59,091    $   94,432
Taxes paid...........................................................    $      586    $      177   $    1,972    $    2,159

See accompanying notes

[LUSCAR COAL LTD. LOGO]

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          YEAR ENDED DECEMBER 31, 2003
                                   (Unaudited)

1.       BASIS OF PRESENTATION

The annual results in these financial statements have been audited and will be filed on Form 20-F with the United States Securities and Exchange Commission
(SEC), at which time a full set of accompanying notes will be presented. Readers should be cautioned that interpretation of annual financial results without a full set of accompanying notes may be misleading. The quarterly consolidated financial statements presented herein are unaudited. The statements have been prepared in accordance with Canadian generally accepted accounting principles and follow the same accounting policies as the annual audited consolidated financial statements and related notes contained in our Form 20-F filed June 30, 2003 with the United States Securities and Exchange Commission, but do not contain certain disclosures required by generally accepted accounting principles for annual statements. All amounts are in thousands of Canadian dollars unless otherwise stated.

2.       ACQUISITION

On October 17, 2003 LCL acquired 100% of the shares of Sherritt Coal Acquisition Inc. (SCAI), a wholly owned subsidiary of Sherritt Coal Partnership II (SCPII). LEP, LCL, SCAI and SCPII are all owned, as to 50% each directly or indirectly, by Sherritt International Corporation (Sherritt) and Ontario Teachers' Pension Plan Board (Teachers'). The sale was completed for total consideration of $455,000. The transaction has been recorded in the financial statements at the carrying amount of $208,838. The difference of $246,162 between the consideration paid and the carrying value of the assets received is considered an equity distribution and is charged to equity in the current year. Subsequent to the purchase of SCAI, LEP acquired the promissory notes from Sherritt and Teachers'.

The allocation of the values of assets and liabilities acquired was completed in the fourth quarter 2003. PriceWaterhouseCoopers LLP provided an opinion that the transaction was fair from a financial point of view to the holders of LCL's 9.75% senior notes based upon and subject to, amongst other things, the scope of their review and limitations and assumptions as outlined in their opinion letter and an indemnity in certain circumstances. The opinion was one factor among many that the management committee of LEP considered in contemplation of the transaction.

Fourth quarter and year-to-date results of LCL include operating margin(1) of $12,452 related to the new thermal assets since the acquisition date.

The assigned fair values of the underlying net assets acquired are summarized as follows:

ACQUISITION FUNDING AND COST
(in thousands of Canadian dollars)
Cash......................................................................................     $   70,000
FCCT units................................................................................         86,395
Promissory notes..........................................................................        298,605
                                                                                               ----------
                                                                                                  455,000
                                                                                               ----------
IDENTIFIABLE NET ASSETS ACQUIRED
(in thousands of Canadian dollars)
Capital assets............................................................................        228,264
Working capital...........................................................................          2,831
Cash......................................................................................          1,356
Short-term debt...........................................................................        (12,000)
Long-term debt............................................................................         (6,043)
Future income taxes.......................................................................         (5,570)
                                                                                               ----------
                                                                                                  208,838
                                                                                               ----------
Difference................................................................................        246,162
Equity impact from disposal of FCCT units, net of applicable taxes of $553................          2,482
                                                                                               ----------
Net assets acquired in excess of liabilities assumed......................................     $  248,644
                                                                                               ==========

[LUSCAR COAL LTD. LOGO]

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          YEAR ENDED DECEMBER 31, 2003
                                   (Unaudited)

3.       DISCONTINUED OPERATIONS

During the first quarter of 2003, LCL exchanged its metallurgical coal assets and port facilities for units in the Fording Canadian Coal Trust (Fording trust). LCL received 2,979,000 units of the trust and affiliates of Sherritt and Teachers' received 221,000 units of the trust for a total value of $100,801 in exchange for these assets. LCL received $16,156 related to the estimate of working capital for the metallurgical assets. A gain of $278 net of taxes of $7,065 and selling expenses of $744 was recorded on the disposal.

The results of discontinued operations are as follows:

                                                                               THREE MONTHS                 YEAR ENDED
                                                                             ENDED DECEMBER 31              DECEMBER 31
                                                                         ------------------------   ------------------------
(in thousands of Canadian dollars)                                          2003           2002        2003          2002
                                                                         ----------    ----------   ----------    ----------
Net income...........................................................             -           613        1,318         3,044
Gain on sale of assets (see below)...................................             -             -          278             -
                                                                         ----------    ----------   ----------    ----------
                                                                         $        -    $      613   $    1,596    $    3,044
                                                                         ==========    ==========   ==========    ==========

In 2003, income from the metallurgical assets for the period prior to the sale was $1,318 net of taxes of $938. During the same period revenues were $29,258.

The carrying value of the assets and liabilities related to the discontinued operations were as follows:

                                                                                          AS AT             AS AT
                                                                                       FEBRUARY 28       DECEMBER 31
(in thousands of Canadian dollars)                                                        2003               2002
                                                                                      -------------------------------
Accounts receivable................................................................   $      2,653       $     17,823
Inventories........................................................................         24,594             30,054
Overburden removal costs...........................................................         23,827             22,202
Capital assets.....................................................................         65,322             65,912
Other assets.......................................................................          1,823              1,645
                                                                                      ------------       ------------
Total assets.......................................................................        118,219            137,636
                                                                                      ------------       ------------

Bank overdraft.....................................................................          1,020                508
Accounts payable and accrued charges...............................................         12,473             12,352
Accrued reclamation................................................................         10,406             10,327
Capital leases.....................................................................          2,189              2,323
Other liabilities..................................................................          1,267              1,147
                                                                                      ------------       ------------
Total liabilities..................................................................         27,355             26,657
                                                                                      ------------       ------------
Net assets related to discontinued operations......................................   $     90,864       $    110,979
                                                                                      ============       ============

GAIN ON SALE OF ASSETS
Proceeds...........................................................................   $    100,801
Overburden removal costs...........................................................        (23,827)
Capital assets.....................................................................        (65,322)
Other assets.......................................................................         (1,823)
Accrued reclamation................................................................         10,406
Capital leases.....................................................................          2,189
Other liabilities..................................................................          1,267
Liabilities retained by LEP........................................................        (15,604)
Taxes .............................................................................         (7,065)
Selling expenses...................................................................           (744)
                                                                                      ------------
Gain on sale of assets.............................................................   $        278
                                                                                      ------------

[LUSCAR COAL LTD. LOGO]

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          YEAR ENDED DECEMBER 31, 2003
                                   (Unaudited)

Under the terms and conditions of the sale agreement, LCL retained liabilities relating to severance, unfunded pension plans, and reclamation in total of $15,604.

Net cash flows relating to the discontinued operations presented on the statement of cash flows is detailed as follows:

                                                                               THREE MONTHS                 YEAR ENDED
                                                                             ENDED DECEMBER 31              DECEMBER 31
                                                                         ------------------------   ------------------------
(in thousands of Canadian dollars)                                          2003          2002        2003          2002
                                                                         ----------    ----------   ----------    ----------
Operating activities.................................................         -         (4,848)       21,689        2,236
Investing activities.................................................         -         (1,527)         (313)      (3,667)
Financing activities.................................................         -          8,432       (21,889)       1,204
                                                                            ---          -----        ------        -----
Cash flows related to discontinued operations........................         -          2,057          (513)        (227)
                                                                            ===          =====        ======        =====

4.       REVENUE

LCL owns and operates surface mines located in western Canada, producing coal for consumption by domestic and foreign customers. LCL's mining operations are accounted for as one segment having similar economic and operating characteristics, customers and operations and have been aggregated for the purpose of revenue reporting. Metallurgical figures include incidental thermal coal byproduct at Line Creek mine. Prior period figures have been restated to conform to this presentation.

Disclosures with respect to export and domestic sales are as follows:


                                                      THREE MONTHS ENDED DECEMBER 31           YEAR ENDED DECEMBER 31
                                                   -----------------------------------   -----------------------------------
                                                          2003              2002                2003               2002
                                                    ----------------   ----------------   -----------------  ----------------
(in thousands of Canadian dollars except             SALES             SALES              SALES              SALES
volumes which are in thousands of tonnes)           REVENUE  TONNES   REVENUE   TONNES   REVENUE    TONNES  REVENUE   TONNES
                                                   --------  ------   -------   ------   --------  -------  --------  ------
Export.........................................    $ 12,097     336   $23,132      566   $ 64,613    1,610  $ 93,822   2,163
Domestic.......................................     101,840   8,430    85,159    7,985    311,447   22,146   347,764  31,391
                                                   --------  ------   -------   ------   --------  -------  --------  ------
                                                   $113,937   8,766  $108,291    8,551   $376,060   23,756  $441,586  33,554
                                                   ========  ======   =======   ======   ========  =======  ========  ======

Export coal sales are generally denominated in United States dollars.

Revenues are derived from significant customers and in some cases substantially all production from a particular mine is sold to one customer. The number of customers, each accounting for more than 10% of revenue by type of operation, is as follows:

                                                      THREE MONTHS ENDED DECEMBER 31            YEAR ENDED DECEMBER 31
                                                   ------------------------------------  -------------------------------------
                                                          2003             2002                2003               2002
                                                   ------------------ -----------------  ------------------ ------------------
(in thousands of Canadian dollars except            SALES   NUMBER OF SALES   NUMBER OF    SALES  NUMBER OF  SALES   NUMBER OF
number of customers)                               REVENUE  CUSTOMERS REVENUE CUSTOMERS   REVENUE CUSTOMERS REVENUE  CUSTOMERS
                                                   -------  --------- ------- ---------   ------- --------- -------  ---------
Major Customers................................    $ 78,000     3     $72,941      3     $260,072      3    $305,934     3

Credit risks are minimized to the extent that customers include major domestic utilities and accounts receivable on export sales are generally insured under government export development programs or secured by letters of credit.

[LUSCAR COAL LTD. LOGO]

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          YEAR ENDED DECEMBER 31, 2003
                                   (Unaudited)

5.       LONG-TERM DEBT

                                                                                          AS AT             AS AT
                                                                                       DECEMBER 31       DECEMBER 31
(in thousands of Canadian dollars)                                                        2003              2002
                                                                                      ------------       ------------
Senior notes, at issue date........................................................   $    429,660       $    429,660
Cumulative foreign currency translation (gain) loss................................        (74,250)             4,730
                                                                                      ------------       ------------
Senior notes, at balance sheet date................................................        355,410            434,390
                                                                                      ------------       ------------

12.75% promissory note, due May 18, 2003...........................................              -             45,000
Less sinking fund..................................................................              -            (22,930)
                                                                                      ------------       ------------
                                                                                                 -             22,070
                                                                                      ------------       ------------

9.625% promissory note, due December 30, 2004......................................         89,300             89,300
Less sinking fund..................................................................        (46,191)           (41,999)
                                                                                      ------------       ------------
                                                                                            43,109             47,301
                                                                                      ------------       ------------

Capital lease obligations..........................................................          8,957              5,856
                                                                                      ------------       ------------

Due to Fording Coal Partnership....................................................          4,800                  -
                                                                                      ------------       ------------

Long-term debt.....................................................................        412,276            509,617
Current portion of long-term debt..................................................        (46,342)           (24,837)
                                                                                      ------------       ------------
                                                                                      $    365,934       $    484,780
                                                                                      ============       ============

LEP and LCL are party to a senior credit agreement with a syndicate of Canadian chartered banks consisting of a revolving 364 day operating credit facility that permits maximum aggregate borrowings of $100,000, subject to a borrowing base, which includes accounts receivable, coal inventories and a $25,000 charge on a dragline. Up to $75,000 of the credit facility may be used to secure letters of credit. Interest rates payable or advances under the facility are based on prime lending rates plus interest rate margins ranging from 0.25% to 1.25% depending on LEP's ratio of debt to operating earnings before interest, depreciation and amortization. To date, there have been no advances made under this facility and $60,549 of letters of credit, providing reclamation security, have been issued. In November 2003, the Senior Credit Agreement was extended until February 29, 2004 under the same terms and conditions and replaced February 4, 2004 (see note
10).

Effective October 17, 2003 as a result of the acquisition of the new thermal assets, LEP and LCL assumed a senior credit agreement with a Canadian chartered bank consisting of a 364 day operating credit facility that permits maximum aggregate borrowings of $15,000 guaranteed by a partner of LEP. As of December 31, 2003 $12,000 has been drawn against this facility. In November 2003 this facility was extended until February 29, 2004 under the same terms and conditions (see note 10).

On May 18, 2003, the promissory note for $45,000 at 12.75% was repaid. Under the terms of a coal supply agreement, the $21,379 excess of the principal amounts over the sinking fund balance, was recovered from our customer and included in other income in the second quarter.

Amounts due to Fording Coal Partnership relate to obligations under the Line Creek defined benefit pension plan, which was under-funded at the date of transfer from LCL. The amount owing is subject to adjustment following the completion of an actuarial valuation. This amount is repayable in equal installments over 5 years and outstanding amounts bear interest at 6.5% per annum. The first payment, which is expected to be $660 and is included in the

[LUSCAR COAL LTD. LOGO]

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          YEAR ENDED DECEMBER 31, 2003
                                   (Unaudited)

current portion of long-term debt, was due April 1, 2003, but has been delayed pending the finalization of the actuarial valuation.

6.       FOREIGN CURRENCY TRANSLATION

Foreign currency translation gains and losses consist of the following:

                                                                               THREE MONTHS                 YEAR ENDED
                                                                             ENDED DECEMBER 31              DECEMBER 31
                                                                         ------------------------   ------------------------
(in thousands of Canadian dollars)                                          2003           2002        2003          2002
                                                                         ----------    ----------   ----------    ----------
Foreign currency  translation (gain) loss on
   Senior notes .....................................................    $  (15,950)   $   (1,705)  $  (78,980)   $   (3,685)
   US dollar cash balances...........................................           136           185        1,650           232
   Working capital balances .........................................          (523)         (835)      (2,103)         (568)
                                                                         ----------    ----------   ----------    ----------
                                                                         $  (16,337)   $   (2,355)  $  (79,433)   $   (4,021)
                                                                         ==========    ==========   ==========    ==========

7.       INTEREST EXPENSE

Interest expense consists of the following:

                                                                               THREE MONTHS                 YEAR ENDED
                                                                             ENDED DECEMBER 31              DECEMBER 31
                                                                         ------------------------   ------------------------
(in thousands of Canadian dollars)                                          2003           2002        2003          2002
                                                                         ----------    ----------   ----------    ----------
Senior notes ........................................................    $    8,812    $   10,256   $   37,308    $   42,092
Promissory notes net of sinking fund interest income.................         1,055         2,539        7,775        10,117
Financial instruments................................................           194            80         (240)          330
Capital leases.......................................................            98            62          237           252
Reclamation security.................................................           882         1,271        2,239         3,369
Income tax reassessment..............................................             -        (1,799)           -        (1,799)
Other ...............................................................           385          (783)         783          (102)
                                                                         ----------    -----------  ----------    ----------
                                                                             11,426        11,626       48,102        54,259
Subordinated notes...................................................         2,402         9,607        9,606        31,769
LEP Promissory notes.................................................         7,149             -        7,149             -
                                                                         ----------    ----------   ----------    ----------
                                                                         $   20,977    $   21,233   $   64,857    $   86,028
                                                                         ==========    ==========   ==========    ==========

[LUSCAR COAL LTD. LOGO]

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          YEAR ENDED DECEMBER 31, 2003
                                   (Unaudited)

8.       OTHER INCOME

Other income consists of the following:

                                                                               THREE MONTHS                 YEAR ENDED
                                                                             ENDED DECEMBER 31              DECEMBER 31
                                                                         ------------------------   ------------------------
(in thousands of Canadian dollars)                                          2003           2002        2003          2002
                                                                         ----------    ----------   ----------    ----------
Boundary Dam promissory note.........................................    $        -    $        -   $  (21,379)   $        -
Recovery of Crown royalties..........................................          (280)         (298)      (1,460)       (1,202)
Net pension plan expense ............................................         1,319         8,896        1,725         8,101
Gain on disposal of capital assets...................................        (1,131)         (644)        (539)       (1,242)
Deferred exploration.................................................         1,285         1,978        1,285         1,978
Distributions from Fording Canadian Coal Trust ......................             -             -       (5,988)            -
Settlement for coal conveyor.........................................             -       (10,100)           -       (10,100)
Other expense (income) ..............................................         3,323           221        3,061        (1,205)
                                                                         ----------    ----------   ----------    ----------
                                                                         $    4,516    $       53   $  (23,295)   $   (3,670)
                                                                         ==========    ==========   ==========    ==========

Net pension plan expense excludes certain current service and other costs, which are included in cost of sales.

9.       COMMITMENTS AND CONTINGENCIES

On January 13, 2003, LCL agreed to transfer substantially all of its metallurgical coal assets to Fording Canadian Coal Trust effective February 28, 2003. Certain steps of the agreement have not been finalized due to differences in interpretation between certain parties to the transaction. Outstanding issues include working capital adjustments, federal Goods and Services Taxes on certain payments made under the agreement, and obligations for reclamation activities. It is not possible at this time to predict the outcome of any resolution of these issues.

10.      SUBSEQUENT EVENT

Effective February 4, 2004 LEP and LCL signed a senior credit agreement with a syndicate of Canadian chartered banks consisting of a revolving 364 day operating credit facility that permits maximum aggregate borrowings of $115,000, subject to a borrowing base, which includes accounts receivable, coal inventory, a $25,000 charge on a dragline, and a general assignment of LCL's assets. The facility is split into two tranches, the Reclamation LC facility and the Working Capital facility. Up to $65,000 of reclamation letters of credit can be issued under the Reclamation LC facility. Under the Working Capital facility, up to $50,000 in advances may be made, including up to $25,000 in letters of credit. Interest rates payable or advances under the facility are based on prime lending rates plus interest rate margins ranging from 0.25% to 1.25% depending on LEP's ratio of debt to operating earnings before interest, depreciation and amortization (EBITDA). This facility replaces LEP's and LCL's $100,000 senior credit agreement and SCAI's $15,000 credit facility that were due to expire on February 29, 2004.

11       COMPARATIVE FIGURES

Certain 2002 comparative figures have been reclassified to conform to the presentation adopted for 2003.